PRICING SUPPLEMENT NO. 56                                       Rule 424(b)(3)
DATED:  January 24, 2003                                    File No. 333-76894
(To Prospectus dated January 25, 2002,
and Prospectus Supplement dated January 25, 2002)

                                 $10,006,693,162
                         THE BEAR STEARNS COMPANIES INC.
                           MEDIUM-TERM NOTES, SERIES B

Principal Amount: $100,000,000   Floating Rate Notes [x]  Book Entry Notes [x]

Original Issue Date: 2/3/2003    Fixed Rate Notes [ ]     Certificated Notes [ ]

Maturity Date:  2/3/2004         CUSIP#: 073928YN7

Option to Extend Maturity:       No    [x]
                                 Yes   [ ]  Final Maturity Date:


                                              Optional            Optional
                         Redemption           Repayment           Repayment
   Redeemable On          Price(s)             Date(s)            Price(s)
   -------------         ----------           ---------           ---------
        N/A                  N/A                 N/A                 N/A

Applicable Only to Fixed Rate Notes:

Interest Rate:

Interest Payment Dates:

Applicable Only to Floating Rate Notes:

Interest Rate Basis:                     Maximum Interest Rate:  N/A

[ ]  Commercial Paper Rate               Minimum Interest Rate:  N/A

[ ]  Federal Funds Effective Rate

[x]  Federal Funds Open Rate             Interest Reset Date(s):  Daily

[ ]  Treasury Rate                       Interest Reset Period:  Daily

[ ]  LIBOR Reuters                       Interest Payment Date(s):  *

[ ]  LIBOR Telerate

[ ]  Prime Rate

[ ]  CMT Rate

Initial Interest Rate:  1.44%           Interest Payment Period:  Quarterly

Index Maturity:  N/A

Spread (plus or minus):  + 0.13%

* On the 3rd of May, August, November and at Maturity.

The distribution of Notes will conform to the requirements set forth in Rule 2720 of the NASD Conduct Rules.